UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 19, 2005

Poore Brothers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ		85338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623)932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2005, the company’s board of directors approved compensation for the following outside directors, as well as any outside directors elected in the future:  Shannon Bard, F. Phillips Giltner, III, Mark S. Howells, Eric J. Kufel, James W. Myers and Larry R. Polhill.  Directors who are employees of the company do not receive compensation for their board service. The Directors Compensation Summary Sheet is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

On August 4, 2005, the company’s board of directors approved stock option grants to purchase 5,000 shares of common stock for each of the above-referenced outside directors under our 2005 Equity Incentive Plan.  Such options have an exercise price of $5 per share (fair value at date of grant), are exercisable one year from the date of grant and have a term of five years.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

10.1         Board Compensation Summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.
(Registrant)

Date	August 4, 2005
/s/ Richard M. Finkbeiner
(Signature)

Richard M. Finkbeiner
Senior Vice President and Chief Financial Officer